Exhibit 3.2

BYLAWS

OF

JDA SOFTWARE GROUP, INC.

ARTICLE I

OFFICES

Section 1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 3. Notice of Meetings and Record Date. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to vote at such meeting not fewer than ten days or more than sixty days before the date of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If an adjournment is for more than 30 days a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Article II, Section 3(c) of these Bylaws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 6. Vote Required. Except as otherwise provided by law or by the Certificate of Incorporation:

(a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Section 7. Manner of Voting; Proxies. (a) At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 8. Stockholder Action Without a Meeting. (a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with the information required by, and is otherwise delivered in accordance with, the General Corporation Law of the State of Delaware. Any consent by means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directions. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in subsections (a) and (b) of this Section 8. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors that shall constitute the whole Board of Directors initially shall be three. Thereafter, the exact number of directors shall be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, and the Board of Directors shall exercise all of the powers of the Corporation except such as are by applicable law, by the Certificate of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders of any class or classes or series thereof.

Section 3. Resignations and Removal. (a) Any director may resign at any time by giving written notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

(b) Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled.

Section 5. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairperson of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 6 of this Article III. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the directors then in office.

Section 6. Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each director. If written notice is delivered by mail or courier service, then it shall be given on not less than three (3) calendar days’ notice to each director.

Section 7. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

Section 8. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole board or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 9. Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors), or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 11. Committee Procedure. (a) Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 6 of this Article III with respect to notices of meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 12. Vacancies and Newly-Created Directorships. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall include a President, a Secretary, and a Treasurer. The Board of Directors also may elect a Chairperson of the Board and a Vice Chairperson of the Board. The Board of Directors also may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate or necessary.

Section 2. Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. Except for the Chairperson of the Board and the Vice Chairperson of the Board, if any, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

Section 3. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to any Chairperson of the Board, by the Chairperson of the Board.

Section 4. Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairperson of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

Section 6. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors, or in these Bylaws, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V

STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile.

Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification. (a) Subject to Section 3 of this Article VI, the Corporation shall indemnify against all expenses (including attorneys’ fees), judgments, fines and amounts paid or to be paid in settlement and loss reasonably incurred or suffered, to the fullest extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as director or officer.

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise.

Section 2. Advancement of Expenses. (a) , With respect to any person who is made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay to the fullest extent not prohibited by applicable law the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by any person who is or was serving as a director or officer of the Corporation (or by a person who, while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise), whether initiated in such capacity or in any other capacity, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof), unless (a) such Proceeding (or part thereof)was required to be made by law, (b) such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) such Proceeding (or part thereof) was brought to establish or enforce a right to indemnification or advancement under any indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law.

Section 4. Contract Rights; Indemnification Contracts. With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights and shall include the rights to be paid expenses incurred in defending any Proceeding in advance of its final disposition as provided in Section 2 of this Article VI. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

Section 5. Claims. (a) If (X) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation or (Y) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written claim has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If a suit brought pursuant to Section 5(a) of this Article VI is not frivolous or brought in bad faith, or if a suit is brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any statute or provision of Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 7. Insurance. The Corporation shall purchase and maintain insurance to the extent reasonably available, at its expense, to protect itself and any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 8. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 9. Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

MISCELLANEOUS

Section 1. Books and Records. (a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the

Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

Section 2. Voting Shares in Other Business Entities. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 3. Record Date for Distributions and Other Actions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 6. Section Titles. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Amendment. These Bylaws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 9. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.